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                                EXHIBIT 10.56
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                               LICENSE AGREEMENT


         THIS AGREEMENT, made this 31 day of December, 1979, by and between WILLIAM H. ROPER, residing at 12 Rue Biarritz, Newport Beach, California 92660; ROBERT E. ROPER, residing at 3802 Holden Circle, Los Alamitos, California 90720; CHARLES RICHARD ROPER, residing at 27062 La Paja Lane, Mission Viejo, California 92675; ELVERE ROPER, residing at 600 South Bay Front, Balboa
Island, California 92662; and RALPH A. MILLER, residing at 600-1/2 South Bay Front, Balboa Island, California 92662 (hereinafter collectively called "Licensors") and ROPAK WEST, INC., a California corporation, having a principal place of business at 14720 Alondra Boulevard, La Mirada, California 90638 (hereinafter called "Licensee").

                              W I T N E S S E T H:

         WHEREAS, Licensors warrant and represent that they are co-owners of inventions relating to plastic pails (the "Licensed Products"), as set forth in United States Letters Patents No. 3,515,306, Container with Cover and Hidden Cover Release, issued June 2, 1970; No. 3,516,571, Container and Cover Therefor, issued June 23, 1970; No. 3,866,791, Container and Cover Including Corner Pouring and Bail Nesting Features,





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issued February 18, 1975; and No. Des. 232,152, Combined Container and Closure
Therefor, issued July 23, 1974, and Canadian Letters Patents No. 892,980, Container and Cover Therefor, issued February 15, 1972; Design No. 37247, Container and Cover Including Corner Pouring and Bail Nesting Features, issued November 19, 1973; No. 958,661, Container and Cover Including Corner Pouring and Bail Nesting Features, issued December 3, 1974 (the "U.S. Licensed Rights" and "Canadian Licensed Rights"), and have the sole right to grant licenses under said Licensed Rights; and

         WHEREAS, Licensee desires to obtain an exclusive license, with the right to sublicense for the U.S. Licensed Rights and a non-exclusive license, with the right to a limited sublicense, under the Canadian Licensed Rights (as hereinafter defined), in all fields and for all purposes; and

         WHEREAS, Licensee, in addition to obtaining an exclusive license with the right to sublicense desires to obtain the Licensed Know-How (as hereinafter defined) relating to the Licensed Rights and Licensed Products, further subject to the terms and conditions as hereinafter stated, and





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         WHEREAS, Licensors are the proprietors of the trademark ROPAK as applied to Licensed Products (as hereinafter defined) which is the subject of application for United States trademark registration, Serial No. 181,997, filed August 14, 1978; and

         WHEREAS, Licensee is desirous of obtaining the exclusive license to utilize said trademark in conjunction with the manufacture and sale of Licensed Products exclusively in the United States, with the right to sublicense same, and Licensors are willing to grant said exclusive license;

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS:

         (a)     "Licensed Rights" as used herein shall mean:

                 (1) only claims (a) pertaining to the Licensed Products which have not been finally rejected by any final unappealable decision of the Patent and Trademark Office or of a court of competent jurisdiction, and (b) in all resulting original and reissue patents which have not expired or been held invalid in any final unappealable decision of a court of competent jurisdiction;





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                 (2)      any divisional, continuation, or continuation in-part
application for those claims set forth in Paragraph 1(a)(1)(a) and 1(a)(1)(b) above.

         (b) "Licensed Know-How" as used herein shall mean all technical information in any form now or hereafter developed by the Licensors whether patentable or unpatentable relating to the manufacturing, marketing or financial operations involved in the utilization of the Licensed Products which the Licensors possess or control and which information is desirable or necessary for Licensee's full and complete enjoyment and exercise of the exclusive licenses granted hereunder, including, without limitation, materials, tooling, machinery and equipment, tooling, machinery and product design, processes, formulae, cost information, blue prints, drawings, engineering and manufacturing specifications relating to the Licensed Products and Licensed Rights, but excluding that information which at the date hereof is (i) contained or published in a patent or printed publication; (ii) enters the public domain except as a result of a breach of this Agreement of a confidential relationship; or (iii) obtained from a third person lawfully in possession of such information and not subject to a contractual or confidential relationship with respect thereto; or (iv) know-how which does not specifically relate to Licensed Products.





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         (c)     "Licensed Products" as used herein shall mean all types of products which may embody, operate upon or be produced in accordance with the Licensed Know-How or the Licensed Rights.

         (d) "Gross Sales Price" shall mean all revenues from sales of Licensed Products received by Licensee in an arms-length transaction for commercial purposes (i.e., excluding production for models and testing), whether a lease, sale or other transaction, less sales, excise and use taxes, export or import duties and freight. For the purpose of computing "Gross Sales Price" with respect to any commercial transaction between Licensee and any of its subsidiaries or affiliated companies, "Gross Sales Price" shall be deemed to be the average "Gross Sales Price" billed to independent customers for the same product. In the event that Licensee shall grant sublicenses to third parties to sell Licensed Products, sales or leases by sublicensees of Licensed Products shall be deemed sales or leases by the Licensee.

         (e) "Improvements" shall mean all products falling within the claims of the Licensed Rights or the scope of the Licensed Know-How.





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2.       REPRESENTATIONS AND WARRANTIES OF THE LICENSORS:

         The Licensors jointly and severally represent and warrant to Licensee as follows:

         (a) The Licensors have joint right, title and interest in and power to license with respect to the Licensed Rights and Licensed Know-How, and such rights and powers are shared only with each other.

         (b)     Litigation.  Licensors are plaintiffs in a Civil Action No.
78 1520 RJK (GX) entitled William H. Roper, C. Richard Roper, Robert E. Roper, Elvere Roper, Executrix of the Estate of Frank Roper, and Ralph A. Miller, Plaintiffs, vs. Plant Industries, Inc., a corporation, Roper Plastics, Inc., a corporation, John Doe I, John Doe II, John Doe III, and John Doe IV, Defendants. Other than this action, there are not and have not been any challenges for validity, known interference proceedings, actions, suits, proceedings or investigations pending, or any actions, suits, proceedings or investigations pending, or, to the knowledge of the Licensors, threatened against or affecting any of said Licensors, at law or in equity, or admiralty or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which seek to enjoin, prevent or nullify





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this Agreement or the transactions contemplated hereby or which challenge or bring into question the Licensors' right, title and interest in or power to license under the Licensed Rights and Licensed Know-How; and the Licensors are not subject to, or in default with respect to, any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign affecting or concerning their right, title and interest in or power to license under such Licensed Rights or Licensed Know-How.

         (c) Patents, Trademarks, etc. To the best knowledge of the Licensors, the Licensed Rights and Licensed Know-How licensed exclusively to the Licensee pursuant to this Agreement are such as to permit the Licensee to sell, use, license, and otherwise deal in the Licensed Products without hindrance from, liability to, or infringement of any rights of any other person, and no additional rights, licenses or permits from any other person will be required to be obtained by Licensee in order to use, manufacture and sell the Licensed Products with respect to the Licensed Rights and Licensed Know-How.





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3.       LICENSING AND DISCLOSURE OF LICENSED KNOW-HOW;

         (a) The Licensors hereby jointly and severally grant to Licensee AND any wholly owned subsidiary thereof, its successors and assigns, exclusive licenses, with the right to grant sublicenses thereunder, to the Licensed Rights and Licensed Know-How to manufacture, use and sell the Licensed Products in the United States, its territories and possessions, and Puerto Rico, and a non-exclusive license under the Canadian Licensed Rights with the right to sublicense only Ropak, Ltd., a California limited partnership.

         (b) Licensors agree to disclose to Licensee all Licensed Know-How and trade secrets relating to the Licensed Rights and Licensed Products known to or in the possession of Licensors.

         (c) In the event of termination of this Agreement for any reason specified in Paragraph 12 hereof, Licensee will immediately turn over to Licensors all tangible embodiments of Licensed Know-How relating to Licensed Products in the possession of Licensee.

4.       LICENSE PAYMENTS AND ACCOUNTING:

         (a) All cash payments to Licensors under this Agreement shall be made in dollars (U.S.) delivered to Licensors.





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         (b)     Licensee agrees to pay to Licensors an earned royalty of three percent (3%) of the gross sales price of Licensed Products sold by Licensee or its sublicensees.

         (c) Licensee agrees to pay to Licensors during each and every year of the term of this Agreement a minimum royalty of Thirty Thousand Dollars ($30,000.00), the earned royalty being applicable against said minimum royalty and none of said minimum royalty being payable if the earned royalty paid hereunder equals or exceeds the minimum. If the earned royalty does not equal or exceed the minimum royalty in any yearly period, Licensee may pay the difference between the earned and minimum royalties at the time of the last quarter payment to maintain its rights hereunder.

         (d) Licensee agrees to pay to Licensors all payments received by it on that limited sublicense granted by Ropak, Inc. to Roper Plastics, Inc. and Plant Industries, Inc.

         (e) Licensee agrees to keep separate and accurate records showing the number of Licensed Products sold by it, the amount of royalties received from sublicensees, and the associated dollar value of gross sales in sufficient detail to ascertain the royalties due Licensors. Licensors shall have the right to inspect such records during reasonable business hours no more than four times per year. In addition,









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Licensors shall have the right to inspect the records of sublicensees of
Licensee, and Licensors shall insure that such right is preserved to Licensors. In addition, if any other records of Licensee incorporate information reflecting gross sales of Licensee and its sublicensees, Licensor shall have the right to inspect the same.

         (f) Licensee shall, within thirty (30) days after the close of each calendar quarter, in respect of which reports are due, furnish to Licensors quarterly written reports showing with accuracy and detail the Licensed Products sold by Licensee and each of its sublicensees and the Gross Sales Price thereof for the preceding full calendar quarter year. Sales by the Licensee shall be separately stated from the amounts paid by each of the sublicensees. Each quarterly report shall be accompanied by a payment for the full amount of any payments payable for the quarter year covered by the report. Licensee shall not be required to make any payments to Licensors with respect to any Licensed Products sold by it until such time as Licensee receives payment therefor from the vendee or lessee, and shall not be required to make any payments to Licensors with respect to any Licensed Products sold by sublicensees until such time as Licensee receives royalty payments therefor





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from the sublicensee.  Licensee undertakes to insure that sublicenses conform with the terms of the sublicense agreement appended hereto as Exhibit A and to take such legal action against its sublicensees as may be necessary to enforce the terms of the sublicense agreement against sublicensees.

5.       PATENTS AND APPLICATIONS:

         (a) Licensors hereby assume full responsibility for the preparation, filing and prosecution of all patent applications constituting a part of the Licensed Rights.

         (b) Licensors and Licensee, through their patent attorneys, agree to keep each other's patent attorneys fully apprised of the status of all pending U.S. patent applications.

6.       IMPROVEMENTS BY LICENSEE AND LICENSORS:

         (a) As to each Improvement of Licensed Rights which is hereafter conceived, developed or acquired by Licensee during the term of this Agreement, title thereto shall be assigned to Licensors, but during the term of this Agreement, such Improvements shall be regarded as part of the Licensed Rights hereunder. Upon termination of this Agreement for any cause, the Licensors shall grant to Licensee a paid-up, royalty-free non-exclusive license for such Improvements.





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         (b)     Improvements made by Licensors shall remain the property of
Licensors, but shall be included in the scope of this Agreement at no additional royalty.

7.       LICENSED PATENTS, LITIGATIONS AND PROTECTION:

         (a) Licensors shall have the sole and exclusive right to take steps to prevent infringement of the Licensed Patents, including the right to
(1) institute and prosecute any and all suits to enjoin any and all infringers of the Licensed Rights; (2) during the continuance of this Agreement, and at their own expense, institute any other suit or suits which they may deem necessary; (3) defend any suits against Licensors or Licensee for alleged infringement or interferences; and (4) employ therefor their own counsel, and pay for all services rendered by such counsel, and all costs and expenses incidental thereto.

         (b) The Licensee covenants and agrees to (1) give written notice to Licensors of any infringements of the Licensed Rights which shall come to its attention; (2) execute any and all papers, documents or other instruments which may be found necessary or desirable to effect the exclusive rights and licenses herein granted to Licensee; (3) execute any and all papers which may be found necessary or desirable in any suit or suits brought under and pursuant to this





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Agreement; and (4) testify in any interference or other proceedings or litigation, whenever requested to do so by Licensors.

         (c) If Licensors shall fail to bring suit to prevent infringement as aforesaid within ninety (90) days after written request by Licensee so to do, Licensee may, at its own expense, bring such suit and shall retain for itself all recovery therefrom; provided, however, that Licensors, at their own expense, may be represented by their own counsel in such suit.

8.       MARKING:

         Licensee agrees to mark and require all sublicensees to mark all Licensed Products manufactured or sold by it or them under this Agreement in accordance with the applicable statutes of the United States related to the marking of patented articles so far as the same are applicable following the grant of Letters Patent, or filing of applications for Letters Patent.

9.       INVALIDITY AND NON-USE OF PATENTS:

         It is understood and agreed that if, in any suit or proceeding involving any or all of the Licensed Rights, under and pursuant to which the exclusive right and license





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herein has been granted, charging infringement thereof, any of the claims of the Licensed Rights should be declared to be invalid by any court or agency, or be construed by any court or agency so as not to cover the inventions licensed hereunder to such an extent that any remaining claims do not cover Licensed Products, then and in such event, the royalty agreed to be paid hereunder shall be reduced by one percent (1%) and the remaining two percent (2%) royalty shall continue to be paid in consideration of the Know-How and trademark license granted hereunder.

10.      SPECIAL COVENANTS:

         (a) Licensee agrees to exert every reasonable effort to manufacture and sell Licensed Products or, in the alternative, have its sublicensees manufacture and sell Licensed Products under the license herein granted.

11.      TRADEMARK LICENSE:

         (a) Licensors hereby grant to Licensee the sole and exclusive right in the United States to utilize the trademark ROPAK in conjunction with the manufacture, use and sale of Licensed Products.

         (b) Licensee agrees to maintain the same uniform standard of quality in the Licensed Products which it





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distributes under the trademark ROPAK as it supplies to Licensors in accordance with Licensors' specifications for Licensed Products distributed by Licensors under the trademark ROPAK. Licensors shall at all reasonable times have the right to inspect the material utilized by Licensee in Licensed Products distributed in accordance with the terms of the Agreement. If at any time Licensee does not maintain a standard of quality in conformity with that established hereinabove or shall use or display the trademark ROPAK in a manner inconsistent with Licensors' customary use thereof or in such a manner as to impair Licensors' customary use thereof or in such a manner as to impair Licensors' ownership of or rights in said trademark, such conduct shall be deemed a default hereunder.

12.      NOTICE AND TERMINATION:

         (a) It is covenanted and agreed that this Agreement shall continue in effect until there no longer exists any Licensed Rights or Licensed Know-How, then any and all rights which Licensee shall have or possess under this Agreement shall be relinquished and surrendered by it to the Licensors, except that Licensee shall have the right to sell all apparatus already manufactured, embodying said inventions, upon which royalties will be paid as aforesaid.





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         (b)     In the event of the appointment of a receiver of all or
substantially all of the assets of Licensee, or a filing of a voluntary petition of bankruptcy by the Licensee, or in the event the Licensee shall make an assignment for the benefit of creditors, this Agreement may be terminated by the Licensors.

         The foregoing shall be without prejudice to any remedy of the Licensors for the recovery, free of liens and claims of creditors, rights to all Licensed Rights, technical and manufacturing data related thereto and any monies then due them under this Agreement and without prejudice to any other rights of the Licensors.

         (c) Licensors mav terminate this Agreement if Licensee is in default under any provision hereof and shall fail to remedy such default within sixty (60) days after receiving written notice thereof.

         (d) In the event of termination of this Agreement for any cause whatsoever, Licensee agrees to surrender immediately to Licensors all Know-How previously imparted to Licensee by Licensors, including, by way of illustration, but not limitation, the following: all tooling, dies, fixtures, drawings, documents, handbooks and anything whatsoever utilized in conjunction with the manufacture, use and/or





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sale of Licensed Products; Licensee also agrees to surrender to Licensors all customer lists, publications, catalogs and any and all documents utilized in facilitating the manufacture, distribution and sale of Licensed Products; and Licensors agree to pay to Licensee the depreciated value of all of the tooling, dies and fixtures as established by the accounting records of Licensee which shall be available to Licensor to establish such depreciated value.

13.      NOTICES:

         Any notice required or permitted herein shall be in writing and shall, unless otherwise required herein, be deemed given when delivered personally or deposited in the certified or registered mail, postage prepaid and properly addressed to the party to be notified at the address specified below:

                 a)       Licensors:

                          c/o William H. Roper
                          12 Rue Biarritz
                          Newport Beach, California 92660

                 b)       Licensee:

                          Ropak
                          c/o Ropak West
                          14720 Alondra
                          La Mirada, California 90638

or to such other addresses as the parties may from time to time advise the other of in writing.





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14.      APPLICABLE LAW:

         This Agreement, its validity, interpretation and performance shall be governed by the laws of the State of California.

15.      ATTORNEYS' FEES:

         If either party shall initiate litigation because of an alleged controversy arising as to performance, nonperformance, interpretation or any other aspect of this Agreement, and shall not prevail in said litigation, said party shall be compelled to pay the other party's attorneys' fees, costs and expenses of said litigation. Conversely, if the complaining party shall prevail, the losing party shall pay the other party's attorneys' fees, costs and expenses of said litigation.

16.      ASSIGNMENT:

         The license provided under this Agreement shall not be assignable by any party hereto, and shall inure to the benefit of the heirs, legatees, successors and legal representatives of the Licensors.





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17.      MODIFICATION:

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and shall not be modified except by an instrument in writing signed by duly authorized representatives of each party.

18.      DISSOLUTION:

         If, for any reason whatsoever, ROPAK WEST, INC. shall be dissolved and this Agreement is in full force and effect, Licensors shall have the right to immediately assume Licensee's contractual obligations with Licensee's sublicensees, and Licensors shall enter such negotiations with Licensee to attempt to fairly reimburse Licensee for any costs and expenditures arising out of the substitution of Licensor for Licensee.

19.      ARTICLE HEADINGS AND SEVERABILITY:

         (a) Article headings shall serve only as a designation of the general content of the paragraphs appearing therebelow and shall not be interpreted in a limiting connotation.

         (b) The invalidity of any provision of this Agreement shall not affect enforceability of any of the provisions thereof.





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20.      COUNTERPARTS:

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above given.

                                   LICENSORS:

                                                 /s/ WILLIAM H. ROPER
                                                --------------------------
                                                     William H. Roper

                                                 /s/ ROBERT E. ROPER
                                                --------------------------
                                                     Robert E. Roper

                                                 /s/ CHARLES RICHARD ROPER
                                                --------------------------
                                                     Charles Richard Roper

                                                 /s/ ELVERE ROPER
                                                --------------------------
                                                     Elvere  Roper





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                                                  /s/ RALPH A. MILLER
                                                 -------------------------
                                                      Ralph A. Miller

                                   LICENSEE:

                                         ROPAK WEST, INC.

Attest:

                                         By  /s/ C. RICHARD ROPER
                                            ------------------------------
                                                 C. Richard Roper

       /s/ JUDY LONG
-----------------------------

                                         By  /s/ ROBERT E. ROPER
                                            ------------------------------
                                                 Robert E. Roper





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